Exhibit 10.29
GUARANTEE
This Agreement is made as of February 10, 2010.

TO:	Name:	WELLS FARGO CAPITAL FINANCE, LLC, as agent
	Address:	2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404
	Attention:	Technology Finance Division Manager
	Facsimile:	(310) 453-7413
RECITALS:
A. RealPage, Inc., as borrower (the “Debtor”), the lenders signatory thereto from time to time, as lenders (the “Lenders”), Wells Fargo Capital Finance, LLC (formerly, Wells Fargo Foothill, LLC), as agent for and on behalf of the Lenders (the “Agent”), are party to a credit agreement dated as of September 3, 2009 (as amended, supplemented, restated or replaced from time to time, the “Credit Agreement”).
B. It is in the interests of the Guarantor that the Secured Parties extend credit to the Debtor, and the Guarantor is therefore prepared to issue this Agreement to the Agent (for its own benefit and for the benefit of the other Secured Parties) in order to induce them to do so.
     For good and valuable consideration, the receipt and adequacy of which are acknowledged by the Guarantor, the Guarantor agrees with and in favour of the Agent (for its own benefit and for the benefit of the other Secured Parties) as follows:
1. Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement, and the following terms have the following meanings:
“Agent” means Wells Fargo Capital Finance, LLC (formerly, Wells Fargo Foothill, LLC) in its capacity as agent for the lenders under the Credit Agreement, or any successor agent appointed pursuant to the Credit Agreement.
“Agreement” means this agreement, including the exhibits and recitals to this agreement, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof’, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.
“Guaranteed Liabilities” means all Obligations and all other applicable obligations under the other Loan Documents now existing or hereafter made, incurred or created of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Secured Parties (or any of them) wherever and however incurred, and any unpaid balance thereof.

“Guarantors” means the Persons delivering a signature page to this Agreement and any other Person which hereafter delivers a Supplement, and “Guarantor” means any one of them.
“Intercompany Debt” means, in respect of the Guarantor, all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Guarantor.
“Laws” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used (including, in the case of tax matters, any accepted practice or application or official interpretation of any relevant taxation authority); and “Law” means any one or more of the foregoing.
“Original Currency” has the meaning set out in Section 20.
“Other Currency” has the meaning set out in Section 20.
“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.
“Secured Liabilities” means, in respect of the Guarantor, all present and future indebtedness, liabilities and obligations of the Guarantor to the Agent under this Agreement, and any unpaid balance thereof.
“Secured Party” means the Agent, the Lenders, the Lender Group and the Bank Product Providers.
“Security” means any present or future Lien, or any present or future guarantee or other financial assistance, granted by any Person with respect to any or all of the Guaranteed Liabilities or Secured Liabilities.
“Supplement” has the meaning given to it in Section 35.
“Surety” means any present or future guarantor or surety of any or all of the Guaranteed Liabilities, other than the Guarantor.
2. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Agent (for its own benefit and the benefit of the other Secured Parties), forthwith upon demand by the Agent, of all Guaranteed Liabilities. All amounts payable by the Guarantor under this Agreement shall be paid to the Agent (for its own benefit and for the benefit of the other Secured Parties) at the address of the Agent shown above or as otherwise directed in writing by the Agent. Any amounts payable by the Guarantor under this Agreement which are not paid forthwith upon demand therefor by the Agent shall bear interest from the date of such demand at the rate or rates applicable to the corresponding Guaranteed Liabilities.
3. Interest Rate. The Guarantor hereby acknowledges that certain of the rates of interest applicable as to the Guaranteed Liabilities may be computed on the basis of a year of 360 days or 365 days, as the case may be, and paid for the actual number of days elapsed. For the purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to:
(a)	the applicable rate based on a year of 360 days or 365 days, as the case may be;

(b)	multiplied by the actual number of days in a calendar year in which the period for such interest is payable (or compounded); and

(c)	divided by 360 days or 365 days, as the case may be.
4. Criminal Rate of Interest. If any provision of this Agreement would oblige the Guarantor to make any payment of interest or other amount payable to the Secured Parties in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(a)	first, by reducing the amount or rate of interest required to be paid to the affected Secured Party; and

(b)	thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
5. Secured Liabilities. The Secured Liabilities of the Guarantor are continuing, absolute, unconditional and irrevocable, The Secured Liabilities of the Guarantor shall remain effective despite, and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, anything done, omitted to be done, suffered or permitted by any Secured Party, the Debtor, or any other Person, or by any other matter, act, omission, circumstance, development or other thing of any nature, kind or description, other than the due payment and performance in full of all of the Guaranteed Liabilities and all of the Secured Liabilities of the Guarantor.
6. Guarantee Absolute. Without limiting the generality of Section 5, the Secured Liabilities of the Guarantor shall remain fully effective and enforceable against the Guarantor and shall not be released, exonerated, discharged, diminished, subjected to defence, limited or in any way affected by, and the rights and remedies of the Agent under this Agreement shall not in any way be diminished or prejudiced by:
(a)	any lack of genuineness, validity or enforceability of any of the Guaranteed Liabilities or of any agreement or arrangement between the Debtor, the Guarantor, or any other Person, and any one or more of the Secured Parties, or any failure by the Debtor, or any other Person, to carry out any of its obligations under any such agreement or arrangement;

(b)	any change in the name, objects, powers, organization, share capital, Organizational Documents, business, shareholders, directors or management of the Debtor, the Guarantor or any Surety, the reorganization of the Debtor, the Guarantor or any Surety, any amalgamation or merger by the Debtor, the Guarantor or any Surety with any other Person or Persons, or any continuation of the Debtor, the Guarantor, or any Surety under the laws of any jurisdiction;

(c)	any lack or limitation of power, incapacity or disability of the Debtor, the Guarantor or any Surety or of the directors, officers, managers, employees or agents of the Debtor, the Guarantor or any Surety or any other irregularity, defect or informality, or any fraud, by the Debtor, the Guarantor or any Surety or any of their respective directors, officers, managers, employees or agents, with respect to any or all of the Guaranteed Liabilities, any or all of its Secured Liabilities or any or all of the liabilities and obligations of any Surety;

(d)	any non-compliance with or contravention by the Guarantor of any provision of any corporate statute applicable to the Guarantor relative to guarantees or other financial assistance given by the Guarantor;

(e)	any impossibility, impracticability, frustration of purpose, illegality, invalidity, force majeure or act of Governmental Authority;

(f)	any Insolvency Proceeding affecting, or the financial condition of, the Debtor, the Guarantor, any Surety, any Secured Party or any other Person at any time;

(g)	any law, regulation, limitation or prescription period or other circumstance that might otherwise be a defence available to, or a discharge of, the Debtor, the Guarantor or any Surety in respect of any or all of the Guaranteed Liabilities, any or all of its Secured Liabilities or any or all of the liabilities and obligations of any Surety;

(h)	any loss of, or in respect of, any Security by or on behalf of any Secured Party from the Debtor, the Guarantor, any Surety or any other Person, whether occasioned through the fault of any Secured Party or otherwise;

(i)	any loss or impairment of any right of the Guarantor for subrogation, reimbursement or contribution, whether or not as a result of any action taken or omitted to be taken by any Secured Party; or

(j)	any other matter, act, omission, circumstance, development or thing of any and every nature, kind and description whatsoever (other than the due payment and performance in full of the Guaranteed Liabilities and its Secured Liabilities) that might in any manner (but for the operation of this Section) operate (whether by statute, at law, in equity or otherwise) to release, discharge, diminish, limit, restrict or in any way affect the liability of, or otherwise provide a defence to, a guarantor, a surety, or a principal debtor, even if known by the Agent or any one or more of the other Secured Parties.
7. Dealing with Guaranteed Liabilities. Without limiting the generality of Section 2, any one or more of the Secured Parties may, with respect to any or all of the Guaranteed Liabilities, without any requirement to give notice to or obtain the consent of the Guarantor, without releasing, exonerating, discharging, diminishing, limiting, restricting, subjecting to a defence or otherwise affecting any of the Secured Liabilities of the Guarantor, and without diminishing or prejudicing any or all of the rights and remedies of the Agent or the other Secured Parties under this Agreement:
(a)	amend, alter or vary in any manner and to any extent (and irrespective of the effect of the same on the Guarantor) any of the Guaranteed Liabilities, any of the liabilities and obligations of any Surety, any Security or any one or more of the Secured Parties’ arrangements or agreements with the Debtor, the Guarantor, any Surety or any other Person;

(b)	compromise, subordinate, postpone or abandon any of the Guaranteed Liabilities, any of the Secured Liabilities of the Guarantor, any of the liabilities and obligations of any Surety, any Security or any one or more of the Secured Parties’ arrangements or agreements with the Debtor, the Guarantor, any Surety or any other Person;

(c)	grant time, renewals, extensions, indulgences, releases or discharges to the Debtor, the Guarantor, any Surety or any other Person;

(d)	create new or additional Guaranteed Liabilities, increase or reduce the rate of interest on any or all of the Guaranteed Liabilities or any other rates or fees payable under or in respect of any or all of the Guaranteed Liabilities;

(e)	alter, compromise, accelerate, extend or change the time or manner for payment or performance by the Debtor of, or by the Guarantor or any other Person or Persons liable to any one or more of the Secured Parties with respect to, any or all of the Guaranteed Liabilities;

(f)	take or abstain from taking Security from the Debtor, the Guarantor, any Surety or any other Person or abstain from completing, perfecting or maintaining the perfection of any Security;

(g)	release or add one or more Guarantors, Sureties or endorsers, accept additional or substituted Security, or release, subordinate or postpone any Security;

(h)	accept compromises from the Debtor, the Guarantor, any Surety or any other Person;

(i)	create or add any new Loan Documents, or add any new Secured Parties pursuant to the provisions of any Loan Documents;

(j)	do, or omit to do, anything to enforce the payment or performance of any or all of the Guaranteed Liabilities, any or all of the Secured Liabilities of the Guarantor, any or all of the liabilities and obligations of any Surety or any Security;

(k)	give or refuse to give or continue giving any credit or any financial accommodation to the Debtor or to any other Person;

(l)	prove any claim in any Insolvency Proceeding affecting the Debtor, the Guarantor, any Surety or any other Person as it sees fit or refrain from proving any claim or permit or suffer the impairment of any of the Guaranteed Liabilities in any such Insolvency Proceeding; make any election in any such Insolvency Proceeding; permit or suffer the creation of secured or unsecured credit or debt in any such Insolvency Proceeding; or permit or suffer the disallowance, avoidance, or subordination of any of the Guaranteed Liabilities or the obligations of any other debtor with respect to the Guaranteed Liabilities in any such Insolvency Proceeding;

(m)	apply any money received from the Debtor, the Guarantor, any Surety, any other Person or any Security upon such part of the Guaranteed Liabilities as the Secured Parties may see fit or change any such application in whole or in part from time to time as the Secured Parties may see fit; or

(n)	otherwise deal with the Debtor, the Guarantor, any Surety, any other Person, the Guaranteed Liabilities, the Secured Liabilities of the Guarantor, the liabilities and obligations of any Surety, and all Security as the Secured Parties may see fit.
8. Settlement of Accounts. Any account settled or stated between the Agent or any other Secured Party and the Debtor shall be accepted by the Guarantor as prima facie evidence that the amount thereby appearing due by the Debtor to the Agent or such other Secured Party is so due.
9. Guarantor Liable as Principal Debtor. If, and to the extent that, any amount in respect of the Guaranteed Liabilities is not recoverable from the Guarantor under this Agreement on the basis of a guarantee for any reason, then, notwithstanding any other provision of this Agreement, the Guarantor shall be liable under this Agreement as principal obligor in respect of the due payment of such amount and shall pay such amount to the Agent after demand as herein provided.
10. Indemnity. The Guarantor shall indemnify and save each of the Secured Parties harmless from and against all losses, costs, damages, expenses, claims and liabilities that each such Secured Party may suffer or incur in connection with or in respect of any failure by the Debtor for any reason to pay or perform any of the Guaranteed Liabilities, and shall pay all such amounts to the Agent after demand as herein provided.
11. Continuing Guarantee. This Agreement is a continuing guarantee and is binding as a continuing obligation of the Guarantor and the Guaranteed Liabilities shall be conclusively presumed to have been created in reliance on this Agreement. The Guarantor may not in any manner terminate this Agreement or the Secured Liabilities of the Guarantor other than by the due and punctual payment in full of the Secured Liabilities of the Guarantor.
12. Stay of Acceleration, etc.: If acceleration of the time for payment, or the liability of the Debtor to make payment, of any amount specified to be payable by the Debtor in respect of the Guaranteed Liabilities is stayed, prohibited or otherwise affected upon any Insolvency Proceeding or other event affecting the Debtor or payment of any of the Guaranteed Liabilities by the Debtor, all such amounts otherwise subject to acceleration or payment shall nonetheless be deemed for all purposes of this Agreement to be and to have become due and payable by the Debtor and shall be payable by the Guarantor under this Agreement immediately forthwith on demand by the Agent.
13. Debtor Information. The Guarantor acknowledges and agrees that the Guarantor has not executed this Agreement as a result of, by reason of, or in reliance upon, any promise, representation, statement or information of any kind or nature whatsoever given, or offered to the Guarantor, by or on behalf of the Secured Parties or any other Person whether in answer to any enquiry by or on behalf of the Guarantor or not and the Secured Parties were not prior to the execution by the Guarantor of this Agreement, and are not thereafter, under any duty to disclose to the Guarantor or any other Person any information, matter or thing {material or otherwise) relating to the Debtor, its affairs or its transactions with the Secured Parties, including, without limitation, any information, matter or thing which puts or may put the Debtor in a position which the Guarantor would not naturally expect or any unexpected facts or unusual features which, whether known or unknown to the Guarantor, are present in any transaction between the Debtor and the Secured Parties, and the Secured Parties were not and are not under any duty to do or execute any matter, thing or document relating to the Debtor, its affairs or its transactions with the Secured Parties.
14. Reinstatement. If, at any time, all or any part of any payment previously applied by the Agent or any other Secured Party to any of the Guaranteed Liabilities is or must be rescinded or returned by the Agent or such other Secured Party for any reason whatsoever (including, without limitation, any Insolvency Proceeding), such Guaranteed Liabilities shall, for the purpose of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such other Secured Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Liabilities, all as though such application by the Agent or such other Secured Party had not been made.
15. Subrogation. Notwithstanding any payment made by the Guarantor under this Agreement or any setoff or application of funds of the Guarantor by any Secured Party, the Guarantor shall not have any right of subrogation to, and the Guarantor waives, any right to enforce any remedy which any Secured Party now has or may hereafter have against the Debtor, until all of the Guaranteed Liabilities have been indefeasibly paid in full; and until that time, the Guarantor waives any benefit of, and any right to participate in, any Security now or hereafter held by any Secured Party for the Guaranteed Liabilities.
16. Assignment and Postponement. The Guarantor hereby (a) assigns by way of security to the Agent, for the benefit of the Secured Parties, all Intercompany Debt of the Guarantor, and

(b) postpones all Intercompany Debt to the Guaranteed Liabilities. All moneys received by the Guarantor in respect of its Intercompany Debt shall be received by the Guarantor in trust for the Agent and, immediately following such receipt, shall be paid over to the Agent.
17. Insolvency Proceedings. In any Insolvency Proceeding affecting the Debtor, the Secured Parties shall have the right, in priority to the Guarantor, to receive their full claim in respect of such Insolvency Proceeding for all of the Guaranteed Liabilities. The Secured Parties shall have the right to include in their claim in any Insolvency Proceeding affecting the Debtor all or any part of the payments made by the Guarantor under this Agreement and, to prove and rank for, and receive dividends in respect of, all such claims, all of which rights and privileges as they relate and apply to the Guarantor are hereby assigned by the Guarantor to the Agent on behalf of itself and the other Secured Parties. The provisions of this Section shall be sufficient authority for any Person making payment of any such dividends to pay the same directly to the Agent for the benefit of the Secured Parties. Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to receive for the benefit of the Secured Parties all dividends or other payments in respect of all of the above referenced claims until all of the Guaranteed Liabilities are paid and satisfied in full and the Guarantor shall continue to be liable under this Agreement for any unpaid balance of the Guaranteed Liabilities. If any amount is paid to the Guarantor under any Insolvency Proceeding affecting the Debtor at any time following the occurrence and during the continuance of an Event of Default and when any of the Guaranteed Liabilities remain outstanding, such amount shall be received and held in trust by the Guarantor for the benefit of the Secured Parties and shall be immediately paid to the Agent to be credited and applied against the Secured Liabilities. In any Insolvency Proceeding the Secured Parties may in their discretion value as they see fit, or may refrain from valuing, any Security held by or for the benefit of any of them.
18. Marshalling. The Guarantor waives to the fullest extent permitted by Law any right or claim of right to cause a marshalling of the Debtor’s, a Surety’s or any other Person’s assets, or to cause any Secured Party to proceed against the Debtor, a Surety or any other Person, or any Security, in any particular order. No Secured Party shall have any obligation to marshall any assets in favour of the Debtor, a Surety or any other Person or against or in payment of any of the Guaranteed Liabilities or any of the obligations of the Guarantor, the Debtor, a Surety or any other Person owed to any Secured Party,
19. Enforcing Rights Against Guarantor. This is a guarantee of payment and performance and not of collection. The Secured Parties shall not be required to take any action or to exhaust their recourse against the Debtor, any Surety or any other Person, or to enforce or value any Security, before being entitled to payment from, and to enforce their rights and remedies against, the Guarantor under this Agreement. The Guarantor hereby renounces any claims to the benefits of division and discussion.
20. Foreign Currency Obligations, The Guarantor shall make payment relative to any Guaranteed Liabilities in the currency (the “Original Currency”) in which the Debtor is required to pay such Guaranteed Liabilities. If the Guarantor makes payment relative to any Guaranteed Liabilities in a currency (the “Other Currency”) other than the Original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the Secured Liabilities of the Guarantor only to the extent of the amount of the Original Currency which the Agent is able to purchase with the amount it receives on the date of receipt. If the amount of the Original Currency which the Agent is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Guaranteed Liabilities, the Guarantor shall indemnify and save the Agent and the other Secured Parties harmless from and against any loss or damage arising as a result of such deficiency. This indemnity constitutes an obligation separate and independent from the other obligations contained in this Agreement, gives rise to a separate and independent cause of action, applies irrespective of any indulgence granted by the Agent or any other Secured Party and continues in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
21. Taxes and Set-Off.
(a)	Any and all payments to the Agent shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and liabilities with respect thereto (as such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein), unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Guarantor shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, then:
(i)	the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Agent shall receive an amount equal to the sum it would have received if no such deduction or withholding had been made, and

(ii)	the Guarantor forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.
(b)	The Guarantor agrees to pay forthwith any present or future stamp, registrations or documentary fees and taxes or any other excise or property taxes, charges or similar levies (all such fees, taxes, charges and levies being herein referred to as “Other Taxes”) imposed by the government of Canada or any Province or territory thereof (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Guarantor hereunder or from the execution, delivery or registration of or otherwise with respect to this Agreement.
(c)	The Guarantor agrees to indemnify the Secured Parties for the full amount of Taxes or Other Taxes not deducted or withheld and paid by the Guarantor in accordance with subparagraph 21(a) or (b) hereof to the relevant taxation or other authority and any Taxes or Other Taxes imposed by any jurisdiction on the amounts payable by the Guarantors under this paragraph 21 paid by the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 15 days from the date the Agent makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Guarantor by the Agent shall be prima facie evidence of the amount due from the Guarantor to the Secured Parties.

(d)	The Guarantor shall furnish to the Agent the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Guarantor as soon as the receipt becomes available, together with a certificate of an officer of the Guarantor, which certificate indicates the amount of Taxes or Other Taxes, as the case may be, withheld by the Guarantor in respect of payments made hereunder.

(e)	Without prejudice to the survival of any other agreement or obligation of the Guarantor hereunder, the obligations of the Guarantor under this paragraph 21 shall survive the termination of this Agreement and the payment of the Guaranteed Obligations.
22. Representations and Warranties. The Guarantor represents and warrants, upon each of which representations and warranties each of the Secured Parties relies, that each of the representations and warranties relative to the Guarantor in each of the other Loan Documents is true and correct as though the Guarantor were a party thereto.
23. Covenants. The Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all of the provisions, covenants and agreements contained in each of the Loan Documents to the extent that such provisions, covenants and agreements apply to the Guarantor or its subsidiaries, including, without limitation, each of the things set forth in the Loan Documents that the Debtor agrees and covenants to cause the Guarantor to do and shall, and shall cause each of its subsidiaries to, take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in any of the Loan Documents, and so that no Default or Event of Default under any of the Loan Documents, is caused by the actions or inactions of the Guarantor or any of its subsidiaries.
24. Communication. Any notice or other communication required or permitted to be given under this Agreement shall be made in accordance with the Credit Agreement.
25. Expenses; Indemnity; Waiver.
(a)	The Guarantor shall pay (i) all reasonable out-of-pocket expenses incurred by the Secured Parties, including the reasonable fees, charges and disbursements of counsel for the Secured Parties and all applicable taxes, in connection with the preparation and administration of this Agreement, (ii) all reasonable out-of-pocket expenses incurred by the Secured Parties, including the reasonable fees, charges and disbursements of counsel for the Secured Parties and applicable taxes, in connection with any amendments, modifications or waivers of the provisions hereof, and (iii) all out-of-pocket expenses incurred by the Secured Parties, including the fees, charges and disbursements of any counsel for the Secured Parties and all applicable taxes, in connection with the assessment, enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Liabilities of the Guarantor.

(b)	The Guarantor shall indemnify the Secured Parties against, and hold the Secured Parties harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of- pocket expenses and all applicable taxes to which any Secured Party may become subject arising out of or in connection with (i) the execution or delivery of this Agreement and the performance by the Guarantor of its obligations hereunder, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to this Agreement or the Secured Liabilities of the Guarantor, whether based on contract, tort, delict or any other theory and regardless of whether any Secured Party is a party thereto, (iii) any other aspect of this Agreement, or (iv) the enforcement of the Secured Parties’ rights hereunder and any related investigation, defence, preparation of defence, litigation and enquiries; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence (it being acknowledged that ordinary negligence does not necessarily constitute gross negligence), or wilful misconduct of or material breach of this Agreement by such Secured Party.

(c)	The Guarantor shall not assert, and the Guarantor hereby waives, any claim against any Secured Party (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement.

(d)	All amounts due under this Section shall be payable to the Agent for the benefit of the applicable Secured Parties not later than three Business Days after written demand therefor.

(e)	The indemnifications set out in this Agreement shall survive the payout of the Secured Liabilities of the Guarantor.
26. Additional Security. This Agreement is in addition to, and not in substitution of, any and all other Security previously or concurrently delivered by the Guarantor or any other Person to any Secured Party, all of which other Security shall remain in full force and effect.
27. Alteration. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agent.
28. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
29. Set-off. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set-off, compensate against or combine and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of the Guarantor against or with any or all of the Secured Liabilities of the Guarantor, irrespective of whether or not such Secured Party shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off or combination) which such Secured Party may have.
30. Governing Law; Attornment. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Manitoba. Without prejudice to the ability of the Agent to enforce this Agreement in any other proper jurisdiction, the Guarantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable Law, the Guarantor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.
31. Time. Time is of the essence with respect to this Agreement and the time for performance of the obligations of the Guarantor under this Agreement may be strictly enforced by the Agent.
32. Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, replaced or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement. Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
33. Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the Guarantor and its successors and assigns, and shall enure to the benefit of, and be binding on, the

Agent and its successors and assigns. The Guarantor may not assign this Agreement, or any of its rights or obligations under this Agreement. The Agent may assign this Agreement and any of their rights and obligations hereunder to any Person that replaces it in its capacity as such.
34. Acknowledgment of Receipt. The Guarantor acknowledges receipt of an executed copy of this Agreement.
35. Additional Guarantors. Additional Persons may from time to time after the date of this Agreement become Guarantors under this Agreement by executing and delivering to the Agent a supplemental agreement (together with all schedules thereto, a “Supplement”) to this Agreement, in substantially the form attached hereto as Exhibit A. Effective from and after the date of the execution and delivery by any Person to the Agent of a Supplement such Person shall be, and shall be deemed for all purposes to be, a Guarantor under this Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities and obligations, as if such Person had been an original signatory to this Agreement as a Guarantor. The execution and delivery of a Supplement by any additional Person shall not require the consent of the Debtor or the Guarantor and all of the liabilities and obligations of the Guarantor shall remain in full force and effect, notwithstanding the addition of any new Guarantor to this Agreement.
36. Secured Parties. The Secured Parties are beneficiaries of this Agreement subject to the terms and conditions of the Credit Agreement. This Agreement may be enforced only by the action of the Agent acting on behalf of the Secured Parties and no other Secured Party shall have any rights individually to enforce or seek to enforce this Agreement.
37. Electronic Signature. Delivery of an executed signature page to this Agreement by the Guarantor by facsimile or other electronic form of transmission shall be as effective as delivery by the Guarantor of a manually executed copy of this Agreement by the Guarantor.
38. Conflict. In the event of a conflict or inconsistency between the provisions of this Agreement and the provisions of the Credit Agreement, then the provisions of the Credit Agreement shall have priority over and shall govern to the extent of such conflict or inconsistency; provided, however, that the existence of a particular representation, warranty, covenant or other provision in this Agreement which is not contained in the Credit Agreement shall not be deemed to be a conflict or inconsistency, and that particular representation, warranty, covenant or other provision shall continue to apply.
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IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

43462 YUKON INC.
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	V.P.

EXHIBIT A
FORM OF SUPPLEMENT
TO GUARANTEE

TO:	Name:	WELLS FARGO CAPITAL FINANCE, LLC, as agent
	Address:	2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404
	Attention:	Technology Finance Division Manager
	Facsimile:	(310) 453-7413
WHEREAS:
A. Reference is made to the Guarantee (the “Agreement”) dated as of February 10, 2010 entered into by each of the Persons identified under the caption “GUARANTORS” on the signature pages thereto and any other Person which thereafter signs a Supplement, in favour of the Agent (for its own benefit and for the benefit of the other Secured Parties).
B. RealPage Inc., as borrower (the “Debtor”), the lenders signatory thereto from time to time, as lenders (the “Lenders”), Wells Fargo Capital Finance, LLC (formerly, Wells Fargo Foothill, LLC), as agent for and on behalf of the Lenders (the “Agent”), are party to a credit agreement dated as of September 3, 2009 (as amended, supplemented, restated or replaced from time to time, the “Credit Agreement”).
C, Capitalized terms used but not otherwise defined in this Supplement have the respective meanings given to such terms in the Agreement, including the definitions of terms incorporated in the Agreement by reference to other agreements.
D. Section 35 of the Agreement provides that additional Persons may from time to time after the date of the Agreement become Guarantors under the Agreement by executing and delivering to the Agent a supplemental agreement to the Agreement in the form of this Supplement.
E. The undersigned (the “New Guarantor”) has agreed to become a Guarantor under the Agreement by executing and delivering this Supplement to the Agent.
     For good and valuable consideration, the receipt and sufficiency of which are acknowledged by the New Guarantor, the New Guarantor agrees with and in favour of the Agent (for its own benefit and for the benefit of the Secured Parties) as follows:
     1. The New Guarantor has received a copy of, and has reviewed, the Agreement and is executing and delivering this Supplement to the Agent pursuant to Section 35 of the Agreement.
     2. Effective from and after the date this Supplement is executed and delivered to the Agent by the New Guarantor, the New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities and obligations, as if the New Guarantor had been, as of the date of this Supplement, an original signatory to the Agreement as a Guarantor. In furtherance of the foregoing, the New Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Agent, forthwith upon demand by the Agent, of all the Guaranteed Liabilities. The terms and provisions of the Agreement are incorporated by reference in this Supplement.
     3. The New Guarantor represents and warrants to the Agent (for its own benefit and for the benefit of the other Secured Parties) that each of the representations and warranties made or deemed to have been made by it under the Agreement as a Guarantor are true and correct on the date of this Supplement.
     4. Upon this Supplement bearing the signature of any Person claiming to have authority to bind the New Guarantor coming into the possession of the Agent, this Supplement and the Agreement shall be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, the New Guarantor free from any promise or condition affecting or limiting the liabilities of the New Guarantor and the New Guarantor shall be, and shall be deemed for all purposes to be, a Guarantor under the Agreement. No statement, representation, agreement or promise by any officer, employee or agent of the Agent or any Secured Party, unless expressly set forth in this Supplement, forms any part of this Supplement or has induced the New Guarantor to enter into this Supplement and the Agreement or in any way affects any of the agreements, obligations or liabilities of the New Guarantor under this Supplement and the Agreement.
     5. Delivery of an executed signature page to this Supplement by the New Guarantor by facsimile or other electronic transmission shall be as effective as delivery by the New Guarantor of a manually executed copy of this Supplement by the New Guarantor.
     6. This Supplement shall be governed by and construed in accordance with the laws of the Province of Manitoba, and the laws of Canada applicable therein.
     7. This Supplement and the Agreement shall be binding upon the New Guarantor and its successors. The New Guarantor shall not assign its rights and obligations under this Supplement or the Agreement or any interest in this Supplement or the Agreement.
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     IN WITNESS WHEREOF, the New Guarantor has executed this Supplement as of the date first above written.

[FULL LEGAL NAME OF NEW GUARANTOR]
By:
Name:
Title: